UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                  February 20, 2013

PEPCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(202) 872-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, between 1994 and 2002, Pepco Holdings, Inc. (PHI), through its wholly owned subsidiary, Potomac Capital Investment Corporation and its subsidiaries (collectively referred to as PCI), entered into several cross-border energy lease investments involving public utility assets located outside of the United States. Each of these investments is structured as a sale and leaseback transaction, commonly referred to as a sale-in, lease-out, or SILO, transaction.  The Internal Revenue Service (IRS) disallowed a substantial portion of the tax benefits claimed by PHI related to its cross-border energy lease investments beginning with PHI’s 2001 income tax return.  IRS challenges related to SILO and similar lease-in, lease-out (LILO) transactions have been the subject of litigation, including litigation commenced by PHI in the U.S. Court of Federal Claims in January 2012 related to certain tax benefits claimed by PHI on its federal tax returns for 2001 and 2002.

On January 9, 2013, the U.S. Court of Appeals for the Federal Circuit issued an opinion in Consolidated Edison Company of New York, Inc. & Subsidiaries v. United States (to which PHI is not a party) that disallowed tax benefits associated with Consolidated Edison’s LILO transaction.  PHI had viewed the initial trial court ruling on this matter, in which the U.S. Court of Federal Claims issued a decision in favor of the taxpayer in October 2009, as a favorable development in PHI’s dispute with the IRS.

PHI’s net investment in the cross-border energy lease investments was approximately $1.2 billion as of December 31, 2012.  Under applicable accounting standards, the financial statement recognition of the tax benefits of PHI’s uncertain tax position associated with the cross-border energy lease investments is permitted only if it is more likely than not that the position will be sustained.  Further, the carrying value of the cross-border energy lease investments must be recalculated if there is a change or a projected change in the timing of the estimated tax benefits generated from these investments.

While PHI believes that its tax position with regard to its cross-border energy lease investments is appropriate, after analyzing the recent U.S. Court of Appeals ruling described above, PHI has determined that its tax position with respect to the tax benefits associated with the cross-border energy leases no longer meets the more likely than not standard of recognition for accounting purposes.  Accordingly, PHI expects to record a non-cash charge of between $355 million and $380 million (after-tax) in the first quarter of 2013, consisting of a charge to reduce the carrying value of the cross-border energy lease investments and a charge to reflect the anticipated additional interest expense related to changes in its estimated federal and state income tax obligations for the period over which the tax benefits ultimately may be disallowed.  While the IRS could require PHI to pay a penalty of up to 20 percent of the amount of additional taxes due, PHI believes that it is more likely than not that no such penalty will be incurred, and therefore no amount for any potential penalty will be included in the charge expected to be recorded in the first quarter of 2013.

PHI currently estimates that, in the event the IRS were to be fully successful in its challenge to PHI’s tax position on the cross-border energy leases, PHI would be obligated to pay between $170 million and $200 million in additional federal and state taxes and between $50 million and $60 million of interest on the additional federal and state taxes as of March 31, 2013.  These amounts have been estimated taking into consideration certain tax benefits arising from matters unrelated to the leases that would offset the amount of taxes and interest due, including PHI’s estimate of the expected resolution of other uncertain and effectively settled tax positions, the carrying back or carrying forward of any existing net operating losses, and the application of certain amounts on deposit with the IRS.  Without consideration of these benefits, PHI estimates that it would have been obligated to pay approximately $600 million in additional federal and state taxes and approximately $144 million of interest on the additional federal and state taxes as of March 31, 2013.

In the first quarter of 2013, PHI anticipates that it will make a deposit with the IRS for the additional taxes and related interest of approximately $220 million to $260 million in order to mitigate PHI’s ongoing interest costs. This deposit is expected to be funded from currently available sources of liquidity and short-term borrowings.  PHI also is evaluating the liquidation of all or a portion of its remaining cross-border energy lease investments and the liquidation proceeds could be used to repay any borrowings utilized to fund the deposit discussed above.  PHI estimates that a partial or complete liquidation could be accomplished within one year.  The aggregate financial impact of a partial or complete liquidation of the cross-border leases is not determinable at this time, but could result in material gains or losses.  PHI continues to weigh its options with respect to its litigation with the IRS.

PHI expects to maintain the current level of its quarterly dividend notwithstanding the results of the updated assessment described above.

Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K with respect to PHI, including PHI’s subsidiaries, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding the intents, beliefs, estimates and current expectations of PHI and such subsidiaries. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause PHI’s and such subsidiaries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.

The forward-looking statements contained herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond PHI’s or such subsidiaries’ control and may cause actual results to differ materially from those contained in forward-looking statements:

●	Changes in governmental policies and regulatory actions affecting the energy industry or PHI or any of its subsidiaries;

●	The outcome of pending and future rate cases, including the possible disallowance of recovery of costs and expenses;

●
The outcome of PHI’s litigation with the IRS regarding its cross-border energy leases or the amount of Federal and state income taxes, including interest and the likelihood of penalties, that may be due as a result of the disallowance of prior deductions or a recharacterization of the leases as loans, and PHI’s method of funding such tax payments, as well as the ability of PHI to timely liquidate the lease portfolio, if it determines to do so, and the impact of such liquidation on future earnings;

●
The expenditures necessary to comply with regulatory or governmental requirements, including regulatory or governmental orders, and to implement reliability enhancement, emergency response and customer service improvement programs;

●	Possible fines, penalties or other sanctions assessed by regulatory or governmental authorities against PHI or its subsidiaries;

●	The impact of adverse publicity and media exposure, which could render PHI or such subsidiaries vulnerable to increased regulatory or governmental oversight and negative customer perception;

●	Changes in tax rates or policies;

●	Changes in accounting standards or practices;

●	Unanticipated changes in operating expenses and capital expenditures;

●	Legal and administrative proceedings (whether civil or criminal) and settlements that affect PHI’s or its subsidiaries’ business and profitability;

●	Interest rate fluctuations and the impact of credit and capital market conditions on the ability to obtain funding on favorable terms; and

●	Effects of geopolitical and other events, including the threat of domestic terrorism or cyber attacks.

These forward-looking statements are also qualified by, and should be read together with, the risk factors included in Part I, Item 1A. Risk Factors and other statements in PHI’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended to include the executive compensation and other information required by Part III of Form 10-K (which information originally had been omitted as permitted by that form), as filed with the Securities and Exchange Commission (SEC), and in PHI’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, as filed with the SEC, and investors should refer to such risk factors and other statements in evaluating the forward-looking statements contained in this Current Report on Form 8-K.

Any forward-looking statements speak only as to the date this Current Report on Form 8-K was filed with the SEC, and PHI does not undertake an obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for PHI to predict all such factors.  Furthermore, it may not be possible to assess the impact of any such factor on PHI’s or its subsidiaries’ business (viewed independently or together), or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.  The foregoing factors should not be construed as exhaustive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	February 21, 2013	/s/ FRED BOYLE
Name: Frederick J. Boyle Title: Senior Vice President and Chief Financial Officer

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